UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	46-0408024 (IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2008, Arrowhead Research Corporation (the “Company”) entered into subscription agreements with certain investors (the “Investors”) and with a member of management relating to the follow-on offering and sale of a total of 1,404,403 units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock. Of the 1,404,403 units sold in the follow-on offering, 1,401,670 units were sold to Investors at a purchase price of $1.80 per unit and 2,733 units were sold to a member of the Company’s management at a purchase price of $1.83 per unit. The last reported sale price of the Company’s common stock on the NASDAQ Global Market on August 15, 2008, the day the offering was launched, was $1.70. The warrants, which represent the right to acquire a total of 1,404,403 shares of common stock, have an exercise price of $2.00 per share and have a five-year term. The follow-on offering raised approximately $2.5 million in gross offering proceeds, adding to the approximately $4.4 million previously raised in the initial portion of the offering, for aggregate gross proceeds of approximately $6.9 million. The Company raised aggregate offering proceeds, net of estimated fees and expenses, of approximately $6.6 million. The offering was made directly by the Company without an underwriter or placement agent, although the Company paid to unaffiliated third parties finders fees of 7.5% of a portion of the gross proceeds.

The Company’s press release dated September 9, 2008 announcing the follow-on offering is filed herewith as Exhibit 99.1 to this report, the form of subscription agreement for the follow-on offering is filed herewith as Exhibit 10.1 to this report, and the form of warrant issued in the follow-on offering is filed herewith as Exhibit 10.2 to this report. The above description of the terms of the offering is qualified in its entirety by reference to the form of subscription agreement and the form of warrant filed herewith as exhibits.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-148218) previously filed with, and declared effective by, the Securities and Exchange Commission. Pursuant to Rule 424(b) under the Securities Act of 1933, on August 19, 2008 the Company filed with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the initial portion of the offering under the registration statement. In addition, pursuant to Rule 424(b) under the Securities Act of 1933, on September 9, 2008 the Company filed with the Securities and Exchange Commission amendment no. 1 to the previously filed prospectus supplement, relating to the follow-on offering under the registration statement. The offering was made under the prospectus and the prospectus supplement, as amended. The offering is now closed and no additional subscriptions will be accepted.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Form of Subscription Agreement

10.2	Form of Common Stock Warrant

99.1	Press release announcing the offering, dated September 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul McDonnel
Paul McDonnel, Chief Financial Officer